EX-10.3
                              Non-Exlusive License Agreement

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                                  EXHIBIT 10.3

NON-EXCLUSIVE LICENCE TO MANUFACTURE, NON-PATENTED PRODUCT

This License is given to on the 10th day of November 1996

BETWEEN

EHPC IONISATION LIMITED a company incorporated under the 106 of England and Wales under company number 03541525 whose registered offices are located at his Newington Causeway, London S C t GDH (Hereinafter known as the Licensor)

AND

(1) WALLACE /0,1U TIERNAN LIMITED a company incorporated under the laws of England and Wales under company number 02126%7 whose registered offices are located at Priory WOMB, Tudely Lane, Tonbridge, Kent TN 11 OQL (Hereinafter known as the Licensee) (Z) USF LIMITED a company incorporated under the laves of England and Wales under company number 426414 whose registered offices ate located at Whittle Road Niger, Stoke on Trent, Staffs ST3 740

1. The License is personal to the parties hereto end may not be assigned changed or dealt in in any way

2. The License hereby licenses the Licensee to manufacture and sell the product for n period of five years from the date hereof.

3. Territory global markets vie the Licensee's existing direct sales force and authorised agents and affiliates in the following areas:

        Hot and Cold water systems, cooling towers, drinking water, w4mminp pools, sees, ho; baths, ornamental water, golf courses, horticulture, animal husbandry, irrigation water, hydroponics. NFT effluent treatment, processing plant disinfection, saline water and sea water.

4.      The Licensee hereby covenants with the Licensor

        a) and will pay the Licensor r royalty of 25% of the quoted list price for each unit of the product manufactured and sold and will keep proper books and records of each transaction.

        b) that it will only use the Anodes supplied by the Licensor during the agreement period. The Licensor to limit the increased cost of the Anodes to 4% per calendar year based on a stable market price. Any additional over and above the % quoted must be advised in writing giving 60 days notice.

        c) that it will on the last day of the month give to the Licensor an account of all unit manufactured and sold and sixty days after this statement of account give to the Licensor a cheque for the amount or royalty thereby payable, The Licensor or his duly appointed agent shall have the right to inspect and take copies of all books and records relating to the manufacture and sale of the product.

        d) that a proper system of quality control will be operated end that each unit of the product will be manufactured to conform to European safety standards and free from any defect.

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        e) that the Licensee will  Indemnify and keep  indemnified  the Licensor from and against all actions claims costs and demands of whatever nature which may be made arising out of or incidental to any defect in the manufacture of any unit of the product.

        f)  the  Licensee   will  supply  the   Licensor  and  Isis   authorised
        distributors the product at cost plus a 26% profit margin.

5.      The Licensor covenants with the Licensee:

        a) the Licensor will provide the licensee with the technical knowledge, specification and manufacturing techniques to enable the Licensee to manufacture the product. And undertake to keep the Licensee informed of any technology or technical changes which occur during the agreement period.

        b) that so long as the Licensee observes and performs its obligations hereunder and so long as this licence continues that the Licensor will not grant to any other person or company the right to manufacture the product.

6. This licence may be determined before the expiration of three years from the dale hereof:

        a)     By the Licensor if:

               i) the Licensee continues for a period of 28 days after service of a notice specifying a fundamental breach by the licensee to be in breach of any of its obligations hereunder,

               ii) or if the Licensee shall co into editors liquidation or suffer the appointment of a receiver.

        b)     By the Licensee if:

               i) the Licensor continues for 2 period of 28 days after service of a notice specifying a fundamental breach by the Licensor to be in breach of any of its obligations hereunder:

               ii) or if the Licensor shall go into creditors liquidation or suffer the appointment of a receiver.

 7. Any notice required to be (liven may be given by ordinary first class post or by facsimile transmission. Letters sent by first class post shall, unless the contrary can be proved, be deemed to have been received on the next working day. Facsimile transmissions shall be deemed to have beefs received on the day of transmission or if that day is not a working day on the next working day thereafter.

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